Exhibit 99.5
STOCK ORDER AND CERTIFICATION FORM

SEND OVERNIGHT PACKAGES TO: Sunshine Financial, Inc. Stock Order Processing Center 10 South Wacker, Suite 3400, Chicago, IL 60606 (000) 000-0000

ORDER DEADLINE: The Subscription Offering ends at 12:00 noon, Eastern Time, on ___________, 2010. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to Sunshine Saving Bank’s full service banking offices. Faxes or copies of this form will not be accepted. Sunshine Financial, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares	Price Per Share (2) Total Amount Due		(4) Purchaser Information (check one)
	× $10.00 =	$ .00	a. ☐ b. ☐ c. ☐ d. ☐ e. ☐
Eligible Account Holder – Check here if you were a depositor with at least $50 on deposit with Sunshine Savings Bank as of the close of business on June 30, 2009. Enter information in Section 9 for all deposit accounts that you had at Sunshine Savings Bank on June 30, 2009.

Supplemental Eligible Account Holder – Check here if you were a depositor with at least $50 on deposit with Sunshine Savings Bank as of the close of business on __________, 2010 but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Sunshine Savings Bank as of __________, 2010.

Other Members – Check here if you were a depositor of Sunshine Savings Bank as of __________, 2010, who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder categories.

Local Community – Natural persons residing in Leon County, Florida and the counties contiguous to Leon County will receive preference in a community offering.

General Public

Minimum Number of Shares: 25 ($250). Generally, no person may purchase more than 45,000 shares ($450,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 45,000 shares ($450,000). See Stock Order Form Instructions for details.

(3a) Method of Payment- Check or Money Order Enclosed is a personal check, bank check or money order made payable to Sunshine Financial, Inc.		$ .

(3b) Method of Payment- Deposit Account Withdrawal
Sunshine Savings Bank Deposit Account Number(s) Withdrawal Amount(s)

MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
	Total Withdrawal	$

(5) Check if you (or a household family member) are a: ☐ Director or Officer of Sunshine Savings Bank or Sunshine Financial, Inc. ☐ Employee of Sunshine Savings Bank or Sunshine Financial, Inc.
(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Section 1 of the Stock Order Form Instructions provided.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. See reverse side of this form for further details.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The statement of ownership and all correspondence related to this stock order will be mailed to the address provided below.)
☐	Individual	☐	Individual Retirement Account	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated_________
Name				SS# or Tax ID

Name				SS# or Tax ID

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Sunshine Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering. Attach a separate page if additional space is needed.
NAMES ON ACCOUNTS	ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by Sunshine Financial, Inc. no later than 12:00 noon, Eastern Time, on __________, 2010, otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)
 *** ORDER NOT VALID UNLESS SIGNED ***
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

For Internal Use Only

REC’D _________ CHECK# ___________ $___________ CHECK#___________ $_________ BATCH # ________ ORDER # ________ CATEGORY ______

(7) Associates/Acting In Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a person means:
1)
Any corporation or organization, other than Sunshine Financial, Inc., Sunshine Financial-Federal, Sunshine Savings MHC or Sunshine Savings Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

2)
Any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

3)	Any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of Sunshine Financial, Inc. or Sunshine Savings Bank.

Acting in Concert – The term “acting in concert” means:
1)	Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
2)
A combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) also will be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from, AND TO BE SIGNED, on the front side of Stock Order Form)

I agree that after receipt by Sunshine Financial, Inc., this Stock Order Form may not be modified or cancelled without Sunshine Financial, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the maximum purchase limitation of $450,000 for any individual person, or $450,000 overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Prospectus dated __________, 2010.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY SUNSHINE FINANCIAL, INC. OR SUNSHINE SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Response Center at (800) 842-6929.

I further certify that, before purchasing the common stock of Sunshine Financial, Inc., I received the Prospectus dated __________, 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page __, which risks include but are not limited to the following:

[RISK FACTORS TO BE ADDED]

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

SUNSHINE SAVINGS MHC	REVOCABLE PROXY

► D E T A C H H E R E ►

(Continued and to be marked, dated and signed on the reverse side)

▲  DETACH HERE  ▲

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU
TO BUY STOCK AND DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

PLEASE SUPPORT US BY VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION
AND VOTING ALL PROXY CARDS RECEIVED.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY
DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS.

A detachable Stock Order Form is on the facing page.

	SUNSHINE SAVINGS MHC	REVOCABLE PROXY

◄ D E T A C H H E R E ◄	The undersigned, being a member of Sunshine Savings MHC (depositor of Sunshine Savings Bank), hereby authorizes the Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for an in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the special meeting of members of Sunshine Savings MHC (the “Meeting”) to be held at the _______________________________________________, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:	FOR	AGAINST
		☐	☐	☑	Please vote by marking one of the boxes as shown.

The approval of a plan of conversion and reorganization pursuant to which Sunshine Savings MHC (the “Mutual Holding Company”) will convert from the mutual to the stock form of organization. As part of the conversion and reorganization, a new Maryland corporation named Sunshine Financial, Inc. will become the stock holding company for Sunshine Savings Bank and will offer shares of common stock for sale in a public stock offering. As a result of the conversion and reorganization, members of the Mutual Holding Company (depositors of Sunshine Savings Bank) will no longer have voting rights unless they become stockholders of the new Maryland corporation; and

CONTROL NUMBER

Such other business as may properly come before the Meeting or any adjournment thereof. Management is not aware of any such other business.

The Board of Directors recommends a vote “FOR” the listed proposal.
The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Members and the Proxy Statement attached thereto, dated ___________, 2010, prior to the execution of this proxy.
If you receive more than one proxy card, please vote all of them. None are duplicates.

Signature(s) x __________________________________ Date: ________________, 2010

NOTE: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title.

▲ Detach the proxy voting card here ▲

Please Vote Each Proxy Card you Receive in this package

Not Voting has the Same Effect as a Vote “Against” the Plan of Conversion and Reorganization

Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Card reply envelope provided.

A detachable Stock Order Form is on the facing page.

Stock Order Form Instructions Stock Information Center: (___) ___-____

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, no person may purchase more than 45,000 shares (45,000 x $10.00 per share = $450,000). No person, together with “associates,” as defined in the prospectus, and persons “acting in concert,” as defined in the prospectus, may purchase more than 45,000 shares (45,000 shares x $10.00 per share = $450,000) of the common stock offered in the stock offering. For additional information, see “The Conversion; Plan of Distribution – Additional Limitations on Common Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made by check, bank draft or money order payable to Sunshine Financial, Inc. DO NOT MAIL CASH. Your funds will earn interest at Sunshine Savings Bank’s regular savings rate until the stock offering is completed.

Item 3b – To pay by withdrawal from a deposit account or certificate of deposit at Sunshine Savings Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. Sunshine Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Please check the appropriate box to tell us the earliest of the three dates that apply to you, the local community or general public boxes if you were not a depositor on any of the key dates.

Item 5 – Please check one of these boxes if you are a director, officer or employee of Sunshine Savings Bank or Sunshine Financial, Inc., or a member of such person’s household.

Item 6 – Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 – Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated __________, 2010, please see the section entitled “The Conversion; Plan of Distribution – Additional Limitations on Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of Sunshine Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ___-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 – You should list any qualifying accounts that you have or may have had with Sunshine Savings Bank in the box located under the heading “Qualifying Accounts.” For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 – Sign and date the form where indicated. Before you sign please read both sides of the Stock Order and Certification Form carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ___________, 2010 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (___) ___-____ Monday – Friday from __:00 a.m. to __:00 p.m., Eastern Time, except bank holidays.

(See Reverse Side for Stock Ownership Guide)

Stock Order Form Instructions Stock Information Center: (___) ___-____

Stock Ownership Guide

Individual – The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common – Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Sunshine Savings Bank. The stock cannot be held in your Sunshine Savings Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:	On Name Line 1 – List the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #______].

Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act – For residents of Florida and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1 – Print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-FL (or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Should you have any questions, please call our Stock Information Center at (___) ___–____ Monday – Friday from __:00 a.m. to __:00 p.m., Eastern Time, except bank holidays.

(See Reverse Side for Stock Order Form Instructions)